Exhibit 99.1

Media Contact: Bioheart, Inc. 13794 NW 4th Street, Suite 212 Sunrise, Florida 33325 Phone: 954.835.1500 bioheart@bioheartinc.com

For Immediate Release

Bioheart, Inc. Completes ClearIt and Magna Deals

Sunrise, FL – October 2, 2015 – US STEM CELL, Inc., a Florida corporation, (in transition from Bioheart, Inc. (BHRT.OB)) a leader in the regenerative medicine, cellular therapy industry providing physician based stem cell therapies to human and animal patients as well as a developer of novel autologous cell therapies, is pleased to announce the completion of important transactions with ClearIt, LLC and Magna Equities II, LLC (“Magna”).

With ClearIt, LLC, the Company has secured the right to purchase up to a 15% non-consolidating membership stake in ClearIt and distribution rights to the ERASER™ System within the regenerative medicine industry. As previously announced, the ERASER™ system, if cleared by the US FDA (anticipated, but not guaranteed, for early 2017), we believe will be the first effective, painless, single treatment tattoo removal system that approaches 100% particle removal from the dermis while safely avoiding the side-effects of laser tattoo removal including scaring, skin color bleaching, shadow tattoos or absorption by the body of harmful minerals or chemical elements. ClearIt and US Stem Cell will also collaborate in the development of combination ERASER™/cell therapies for the treatment of acne, acne scars, psoriasis and certain skin cancer treatments.

With Magna, the Company has completed a $100,000 financing through a convertible note with a fixed conversion price. In connection with the execution of the convertible note, the Company and Magna also entered into a registration rights agreement whereby the Company has agreed to file an initial registration statement with the U.S. Securities & Exchange Commission.  Details of this transaction are outlined in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2015.

Company President and CEO, Mr. Mike Tomas, stated, “We are very pleased to be partnering with ClearIt in the development and future marketing of the ERASER™ System, which in the near and long-term will provide substantial value, revenues and profit to US Stem Cell, Inc. We are also pleased to continue our financial partnership with Magna who continues to believe in and support our strategic building plan. We also deeply appreciate our shareholder support in the actions we have and are taking to build US Stem Cell into a world class company."

About U.S. Stem Cell, Inc.

US Stem Cell, Inc. (formerly Bioheart, Inc.) is an emerging enterprise in the regenerative medicine / cellular therapy industry. We are focused on the discovery, development and commercialization of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. We believe that regenerative medicine / cellular therapeutics will play a large role in positively changing the natural history of diseases ultimately, we contend, lessening patient burdens as well as reducing the associated economic impact disease imposes upon modern society.

Our business, which includes three operating divisions (US Stem Cell Training, Vetbiologics and US Stem Cell Clinic) includes the development of proprietary cell therapy products as well as revenue generating physician and patient based regenerative medicine / cell therapy training services, cell collection and cell storage services, the sale of cell collection and treatment kits for humans and animals, and the operation of a cell therapy clinic. Management maintains that revenues and their associated cash in-flows generated from our businesses will, over time, provide funds to support our clinical development activities as they do today for our general business operations. We believe the combination of our own therapeutics pipeline combined with our revenue generating capabilities provides the Company with a unique opportunity for growth and a pathway to profitability.

Forward-Looking Statements: Except for historical matters contained herein, statements made in this press release are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue", or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Reports on Form 10-Q.